Exhibit 10.25

JOINDER BY AND AGREEMENT OF GUARANTOR

BLUELINX HOLDINGS, INC., a Delaware corporation (being collectively and individually “Guarantor”), being guarantor of the Loan (as such term is defined in that certain Seventeenth Amendment to Loan and Security Agreement of even date herewith by and between U.S. BANK NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY IN ITS CAPACITY AS TRUSTEE FOR THE REGISTERED HOLDERS OF WACHOVIA BANK COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C27, and WELLS FARGO BANK, N.A., AS TRUSTEE FOR THE REGISTERED HOLDERS OF BANC OF AMERICA COMMERCIAL MORTGAGE INC., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4, collectively as “Lender”, and the entities set forth on Exhibit A attached thereto, as “Borrower”, and ABP MD (BALTIMORE) LLC, a Delaware limited liability company (the “Modification Agreement”)) pursuant to that certain Guaranty of Recourse Obligations dated as of June 9, 2006 (the “Guaranty”), executed by Guarantor in favor of Original Lender, and that certain Environmental Indemnity dated as of June 9, 2006 (the “Environmental Indemnity”) executed by Guarantor in favor of Original Lender, as both are now held by Lender, hereby represents and warrants and acknowledges and agrees with Lender the following:

1.Authority of Guarantor. Guarantor is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware. The signatory executing this Joinder on behalf of Guarantor (“Guarantor Signatory”) is the chief financial officer and treasurer of Guarantor. Guarantor Signatory, acting alone without the joinder of any other officers, directors or shareholders of Guarantor or any other party, has the power and authority to execute and deliver this joinder on behalf of and to duly bind Guarantor under this joinder. The execution and delivery of, and performance under, this joinder by Guarantor has been duly and properly authorized pursuant to all requisite corporate action of Guarantor and does not and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Guarantor or Guarantor’s articles or incorporation or by-laws or any other organizational document of Guarantor or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Guarantor is a party.

2.Reaffirmation of Guaranty and Environmental Indemnity. The Guaranty and the Environmental Indemnity constitute the valid, legally binding obligations of Guarantor, enforceable against Guarantor, in accordance with their terms. Guarantor waives and releases any and all defenses, affirmative defenses, setoffs, claims, counterclaims and causes of action of any kind or nature which any Guarantor has asserted, or might assert, against any of Lender Parties which in any way relate to or arise out of the Guaranty, the Environmental Indemnity or any of the other Loan Documents. Guarantor consents to the execution and delivery of the Modification Agreement by Borrower and Maryland Loan Guarantor and agrees and acknowledges that the liability of such Guarantor under the Guaranty and the Environmental Indemnity shall not be diminished in any way by the execution and delivery of the Modification Agreement or by the consummation of any of the transactions contemplated thereby.

3.Amendment of Guaranty. Paragraph 2 of the Guaranty is hereby deleted and the following is inserted in lieu thereof:

Guaranty. Guarantor hereby absolutely and unconditionally guarantees to Lender the prompt and unconditional payment of all obligations and liabilities of Borrower for which Borrower shall be personally liable pursuant to Section 18.1 of the Loan Agreement (collectively, the “Guaranteed Obligations”) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor. The term “Guaranteed Obligations” shall also include (i) any loss, damage, cost, expense, liability, claim and any other obligation incurred by or on behalf of Lender arising out of or in connection with (2) fraud or intentional material misrepresentation by Borrower, Maryland Loan Guarantor, Master Lessee, Guarantor or any of their principals, officers, agents or employees in connection with the Modification Agreement and (2) Borrower’s and, as applicable, Maryland Loan Guarantor’s failure to pay the Title Indemnification Costs under the Modification Agreement and (ii) the full Indebtedness upon any failure of Borrower or, as applicable, Maryland Loan Guarantor after an Event of Default after the Effective Date to comply, or any attempt by Guarantor after an Event of Default after the Effective Date to Interfere with Borrower’s and, as applicable, Maryland Loan Guarantor’s compliance, with the Cooperation Covenants.

4.Joint and Several Liability. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

5.Defined Terms. All terms that are used herein that are not defined herein shall have the meaning ascribed to them in the Modification Agreement.

6.Waiver of Trial by Jury. GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE, THE SECURITY INSTRUMENT, OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF GUARANTOR OR LENDER RELATING TO THE LOAN AND THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT AND THE OTHER MODIFICATION DOCUMENTS. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.

Guarantor has executed and delivered this Joinder and Agreement to be effective as of the Effective Date of the Modification Agreement.

GUARANTOR:

BLUELINX HOLDINGS, INC., a Delaware corporation

By: /s/ Susan O’Farrell
Name: Susan C. O’Farrell
Title: Chief Financial Officer and Treasurer